California Energy Company, Inc.
                                             Subsidiaries



     PARENT COMPANY

     California Energy Company, Inc.

     SUBSIDIARIES

     Coso-Related Companies/Partnerships

     Coso Hotsprings Intermountain Power, Inc.
     Coso Energy Developers
     China Lake Operating Co.
     Coso Finance Partners
     Coso Technology Corporation
     Coso Power Developers
     Coso Funding Corp.
     Coso Transmission Line Partners
     China Lake Geothermal Management Co.
     Coso Finance Partners II
     California Energy General Corporation
     CEGC - Mojave Partnership
     China Lake Plant Services, Inc.
     Coso Land Company
     China Lake Joint Venture
     Coso Geothermal Company
     Coso Hotsprings Overland Power, Inc.

     Operating Companies/Partnerships

     CE Geothermal Inc.
     Western States Geothermal Company
     Intermountain Geothermal Company
     CE CIS-FSU, Inc.
     Russian-American Science, Inc.
     California Energy Development Corporation
     California Energy Yuma Corporation
     Yuma Cogeneration Associates
     Rose Valley Properties, Inc.
     The Ben Holt Co.

     Development (Holding) Companies

     CE Exploration Company
     CE Newberry, Inc.
     CE Humboldt, Inc.
     Beowawe Geothermal, Inc.
     American Pacific Finance Company

     International Companies

     CE Cebu Geothermal Power Company, Inc.
     CE International Ltd.
     CE Indonesia Ltd.
     CE Luzon Geothermal Power Company, Inc.
     CE Philippines Ltd.
     Himpurna California Energy Ltd.
     Ormat Cebu Ltd.